UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2011

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 26 Orient Global Headquarter
Lane 118, Yonghe Road
Zhabei District, Shanghai 200072
People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 3639 1922
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 23, 2011, the Board of Directors (the “Board”) of China-Biotics, Inc. (the “Company”) unanimously voted to voluntarily delist the Company’s common stock from the Nasdaq Global Stock Market (“Nasdaq”).  The Board has determined that maintaining the listing of the Company’s common stock on Nasdaq has imposed difficult burdens on the Company.  These burdens have been compounded by the recent resignations of the Company’s former auditor, BDO Limited, and the Company’s Chief Financial Officer, Travis Cai, as disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2011, as well as the resignation of Mr. Simon Yick, the former Chairman of the Audit Committee of the Board, as disclosed by the Company in a Current Report on Form 8-K filed with the SEC on June 28, 2011.

Pursuant to Nasdaq Marketplace Rule 5840(j) and Rule 12d2-2(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 29, 2011, the Company provided written notice to Nasdaq of its intent to file a Notification of Removal from Listing on Form 25 (“Form 25”) with the SEC on or around July 11, 2011.  The Company expects the delisting from Nasdaq to become effective on July 21, 2011, ten days after filing Form 25 with the SEC.

Upon delisting from Nasdaq, the Company expects that trading by stockholders of shares of the Company’s common stock may be effected through quotations on the Pink OTC Market (a centralized quotation service that collects and publishes market maker quotes for securities).  This will require at least one market maker to quote the Company’s common stock on the Pink OTC Market after the market maker complies with the Pink OTC Market rules; there is no assurance that a market maker will comply with those rules.  The Company has not arranged for its shares to be quoted on any securities exchange.  Notwithstanding any of the foregoing, the Company will remain subject to the periodic reporting requirements of the Exchange Act.

The Company previously reported its receipt from Nasdaq of a letter (the “Nasdaq Letter”) stating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and based upon disclosures made by the Company in its recently filed Form 12b-25 and additional information provided to Nasdaq, the Company no longer complies with Nasdaq Listing Rules for continued listing.  In addition, the Nasdaq Letter requested that the Company provide to Nasdaq a formal “plan of compliance” setting forth the steps that the Company proposes to take to regain compliance for continued listing of the Company’s common stock on Nasdaq, as well as certain other information relevant to Nasdaq’s evaluation of the plan of compliance.  In light of the Company’s decision to seek voluntary delisting of its stock from Nasdaq, the Company has determined that it will not provide Nasdaq with such plan of compliance or other requested information.

The Board has determined that the effort required to challenge Nasdaq’s determination, and the uncertain outcome of any such challenge, as well as the uncertainty of when, if ever, the Company will be able to satisfy Nasdaq’s concerns in light of the recent resignation of its auditor, support its decision to seek delisting of its common stock from Nasdaq in the best interests of the Company and its stockholders.

The Company will comply with all applicable provisions of Delaware law, under which the Company is incorporated, as well as applicable provisions of the Nasdaq Marketplace Rules and the SEC rules applicable to the delisting process.

A copy of the press release announcing the Company’s intent to voluntary delist its common stock from Nasdaq is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.

Date: June 29, 2011	By:	/s/ Song Jinan

Song Jinan Chief Executive Officer, President, Treasurer and Secretary